WEBSTER BUSINESS CREDIT CORPORATION
360 Lexington Avenue
New York, New York 10017

As of July 2, 2021

VIA EMAIL

Manhattan Bridge Capital, Inc.
60 Cutter Mill Road, Suite 205
Great Neck, NY 11201
Attention: Assaf Ran, CEO
Email: assaf@dagmedia.com

Re: Consent and Amendment

Dear Mr. Ran:

Reference is hereby made to that certain Amended and Restated Credit and Security Agreement dated as of August 8, 2017 (as amended, modified, restated or supplemented from time to time (the "Credit Agreement") by and among Manhattan Bridge Capital, Inc. ("Borrower"), the other "Loan Parties" identified as such therein, the financial institutions signatory thereto (each a "Lender" and collectively, the "Lenders") and Webster Business Credit Corporation ("WBCC") as a Lender and agent for all other Lenders (WBCC, in such capacity, "Agent"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Agent, on behalf of itself and each of the Lenders, hereby consents to the sale of the Equity Interests owned or controlled by the Principal and waives any Event of Default that may result therefrom, so long as after giving effect to such sale the Principal owns more than 20% (on a fully diluted basis) of the Equity Interests of Borrower. The foregoing waiver does not establish a course of conduct between Borrower, Agent or any Lender and Borrower hereby agrees that neither Agent nor any Lender is obligated to waive any future Events of Default under the Credit Agreement.

In addition, Clause (a) of the definition of Change of Control in Annex One of the Credit Agreement is hereby amended in its entirety to provide as follows: "(a) the occurrence of any event (whether in one or more transactions) which results in the Principal failing to own more than twenty percent (20%) of the Equity Interests (on a fully diluted basis) of Borrower;".

This letter agreement shall become effective upon Agent's receipt of (i) a copy of this letter agreement duly executed and delivered by Agent and Borrower, and (ii) a consent and amendment fee equal to $25,000, which fee shall be charged to Borrowers' account with Agent on the date hereof and shall be for the ratable benefit of the Lenders.

Borrower hereby represents and warrants as follows: (i) this letter agreement and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms; (ii) upon the effectiveness of this letter agreement, Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this letter agreement; (iii) after giving effect to this letter agreement, no Event of Default or Default has occurred and is continuing; and (iv) Borrower does not have any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

Upon the effectiveness of this letter agreement, each reference in the Credit Agreement to "this letter agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

Except as specifically provided herein, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent and Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

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This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or electronic delivery in PDF format shall be deemed to be an original signature hereto.

Very truly yours,

WEBSTER BUSINESS CREDIT CORPORATION, as Agent and a Lender

By: Leo Goldstein
Name: Leo Goldstein
Title: Vice President

AGREED:

MANHATTAN BRIDGE CAPITAL, INC., as Borrower

By: ______________________
Name: Assaf Ran
Title: CEO

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ASSAF RAN